UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2006

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California    92503-5527

(Address of principal executive offices)

Registrant’s telephone number, including area code        (951) 351-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Bylaws of Fleetwood Enterprises, Inc. were amended and restated effective March 14, 2006. A copy of the amended and restated Bylaws is attached hereto as Exhibit 3.1 and incorporated by reference herein. A general description of the provisions changed by the amendments is set out below.

Section 2.02 was amended to require stockholders seeking to nominate directors for election at a special meeting called to elect directors to provide advance notice in accordance with the Bylaws, and to clarify that the only business that can properly be conducted at a special meeting is business that has been brought before the meeting pursuant to the Company’s notice of the meeting.

Section 2.05 was amended to clarify notice requirements for a stockholder proposal of business for an annual meeting and to require certain information from shareholders regarding their record and beneficial ownership of shares.

Section 2.06 was amended to clarify that only a stockholder of record at the time the notice of nomination is given may nominate directors and to provide that, if the size of the Board is increased and the Company does not publicly disclose the increase in nominees within a certain time period, a stockholder can submit director nominations for the new positions no later than the close of business on the 10th day following the date of the first public disclosure of the increase.

Section 2.08 was amended to change the vote required for stockholder action at a meeting from “a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon” to “a majority of the votes cast affirmatively or negatively.”

Section 3.02 was amended to fix the number of directors at 11 and provide that the number of directors will not be changed except as permitted by the certificate of incorporation or by applicable law.

Section 3.05 was amended to clarify that only directors are permitted to fill vacancies on the Board and further clarify that directors chosen to fill vacancies shall hold office until the annual meeting of stockholders at which their term expires and that a decrease in the number of authorized directors will not shorten the term of any director then in office.

Section 3.09 was amended to increase the number of directors required to call a special meeting of the Board to a majority of the entire Board and permit 24 hours notice of a special meeting of the Board to be delivered by various means.

Section 3.12 was amended to clarify that the Board has wide discretion with respect to the amount and form of director compensation and permit directors to be paid a stated salary, a fixed sum per meeting, and other compensation.

Section 3.13 was amended to give the Board added flexibility in creating committees and delegating authority to such committees, to allow committees consisting of one or two members to have a one-person quorum, and to eliminate the requirement that all committees keep written minutes of their meetings and report such minutes to the Board at the next regular meeting of the Board.

Section 8.01 was amended to clarify the scope of indemnification protection and to limit the Company’s obligation to indemnify a person for a proceeding initiated by such person, unless the Board authorizes the proceeding.

Section 8.02 was amended to eliminate mandatory advancement of expenses in connection with litigation for employees and agents of the Company and further to require only current directors and officers to provide an undertaking to repay advanced expenses if required by law.

Section 8.03 was amended to permit a director or officer seeking indemnification or advancement of expenses to bring suit against the Company for an unpaid claim, to permit the Company not to indemnify, or to recover on an undertaking to repay expenses, if the director or officer has not met the applicable standard, and to clarify that the Company has the burden of proving that the director or officer is not entitled to indemnification or to an advancement of expenses.

Section 8.05 was amended to clarify that a person’s right to indemnification and advancement of expenses under the Bylaws is not exclusive of any other right that such person may have under law or contract.

Section 8.06 was added to permit the Company, to the extent authorized by the Board, to grant indemnification and to advance expenses to any employee or agent of the Company, to the fullest extent that indemnification and advancement is permitted for directors and officers under the Bylaws.

Section 9.01 was added to track Article SIXTH of the Company’s certificate of incorporation, which requires an 80% vote of stockholders to amend the Bylaws.

In addition, various housekeeping clarifications and corrections were made to Sections 2.01, 2.04, 2.07, 2.09, 2.10, 3.04, 3.11, 4.04, 4.10, 5.03, 6.01, 6.02, 6.05, 7.01, 7.02, and 8.04.

Item 9.01         Financial Statements and Exhibits

(d)                                             The following exhibit is furnished as a part of this Report:

3.1                            Bylaws, as amended and restated at March 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

	By:	/s/ Leonard J. McGill
Leonard J. McGill, Senior Vice President, General Counsel and Secretary

Date: March 20, 2006